UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 7, 2013

Charles River Laboratories International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15943	06-1397316
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

251 Ballardvale St., Wilmington, Massachusetts		01887
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-222-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders

Charles River Laboratories International, Inc. (Company) held its Annual Meeting of Shareholders on May 7, 2013. For more information on the following proposals, see the Company’s proxy statement dated March 29, 2013. At the Company’s Annual Meeting, the following proposals were adopted by the votes specified below:

(a)	The following eight (8) directors were elected to serve until our 2014 Annual Meeting of Shareholders and received the number of votes listed opposite each of their names below:

	Number of	Number of
	Shares Voted For	Shares Withheld	Broker Non-Votes
James C. Foster	40,022,174	848,016	2,054,011
Robert J. Bertolini.	32,569,259	8,300,931	2,054,011
Stephen D. Chubb	32,217,921	8,652,269	2,054,011
Deborah T. Kochevar.	36,796,876	4,073,314	2,054,011
George E. Massaro	32,430,966	8,439,224	2,054,011
George M. Milne, Jr.	40,007,566	862,624	2,054,011
C. Richard Reese	40,587,231	282,959	2,054,011
Richard F. Wallman	37,772,437	3,097,753	2,054,011

(b)	The shareholders approved, on an advisory, non-binding basis, the compensation of our named executive officers.

For	Against	Abstain	Broker Non-Votes
39,784,009	677,166	409,015	2,054,011

(c)	The shareholders approved a proposal to amend our 2007 Incentive Plan to increase the number of shares of common stock for issuance under the Plan from 12,164,000 to 18,664,000.

For	Against	Abstain	Broker Non-Votes
31,455,416	9,395,199	19,575	2,054,011

(d)	The shareholders approved the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for fiscal 2013.

For	Against	Abstain	Broker Non-Votes
42,442,973	465,668	15,560	0

(e)	The shareholders did not approve the shareholder proposal submitted by PETA to require annual reports pertaining to exemptions or violations of federal animal welfare laws and newly enacted preventative measures.

For	Against	Abstain	Broker Non-Votes
1,685,159	33,750,173	5,434,858	2,054,011

Computershare Trust Company, N.A., our transfer agent, acted as independent proxy tabulator and Inspector of Election at the Annual Meeting of Shareholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles River Laboratories International, Inc.

May 10, 2013	By:	Karen Queen Stern

Name: Karen Queen Stern
Title: Assistant Secretary and Corporate Counsel